UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report: May 25, 2018
(Date of earliest event reported)
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TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
(Address of principal executive offices, including zip code)

(469) 893‑2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2018, the Board of Directors (the “Board”) of Tenet Healthcare Corporation (the “Company”) increased its size from eight to 10 members and elected retired U.S. Army General Lloyd J. Austin, III and Meghan M. FitzGerald, DrPH, as independent members of the Board. General Austin was appointed to the Board’s Audit Committee and its Human Resources Committee. Ms. FitzGerald was appointed to the Quality, Compliance & Ethics Committee and the Nominating and Corporate Governance Committee.

General Austin and Ms. FitzGerald will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed with the SEC on March 30, 2018. There are no arrangements or understandings pursuant to which either of General Austin or Ms. FitzGerald was appointed to the Board, and neither General Austin nor Ms. FitzGerald is a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933.

A copy of the Company’s press release announcing the director appointments is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1    Press Release issued May 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By: /s/ Anthony Shoemaker
Anthony Shoemaker
Vice President, Assistant General Counsel and Corporate Secretary

Date: May 29, 2018